EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

An unaudited condensed pro forma balance sheet as of March 31, 2016 is not required as the acquisition of Leonard-Meron Biosciences, Inc. was completed on March 30, 2016. The balance sheet of Leonard-Meron Biosciences, Inc. is included in the unaudited consolidated balance sheet of Citius Pharmaceuticals, Inc. filed in its quarterly report on Form 10-Q for the six months ended March 31, 2016. The unaudited condensed pro forma statements of operations for the year ended September 30, 2015 and the six months ended March 31, 2016 were prepared as if the acquisition was effective on October 1, 2014.

The unaudited condensed pro forma financial statements should be read in conjunction with the consolidated financial statements of Leonard-Meron Biosciences, Inc. included herein and the consolidated financial statements of Citius Pharmaceuticals, Inc. included in its annual report on Form 10-K for the year ended September 30, 2015 and its unaudited consolidated financial statements included in its quarterly report on Form 10-Q for the six months ended March 31, 2016.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operation of the combined business after the acquisition of Leonard-Meron Biosciences, Inc. by Citius Pharmaceuticals, Inc., or of the financial position or results of operations of the combined business that would have actually occurred had the acquisition been effected as of the dates described above.

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CITIUS PHARMACEUTICALS, INC.
CONDENSED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2015

(Unaudited)

	Citius Pharmaceuticals, Inc.	Leonard-Meron Biosciences, Inc.	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations

Revenues	$-	$-	$-		$-

Operating Expenses
Research and development	1,797,045	1,110,993	-		2,908,038
General and administrative	946,613	1,594,740	-		2,541,353
Stock-based compensation - general and administrative	486,271	286,378	-		772,649

Total Operating Expenses	3,229,929	2,992,111	-		6,222,040

Operating Loss	(3,229,929)	(2,992,111)	-		(6,222,040)

Other Income (Expense), Net
Interest income	3,066	-	-		3,066
Interest expense	(7,500)	(704,934)	701,044	(A)	(11,390)
Gain (loss) on revaluation of derivative warrant liability	332,095	(37,054)	37,054	(B)	332,095
Change in fair value of embedded derivatives	-	(29,233)	29,233	(C)	-
Gain on foreign exchange	-	24,999	(24,999)	(D)	-

Total Other Income (Expenses), Net	327,661	(746,222)	742,332		323,771

Loss before Income Taxes	(2,902,268)	(3,738,333)	742,332		(5,898,269)
Income tax benefit	-	-	-		-
Net Loss	$(2,902,268)	$(3,738,333)	$742,332		$(5,898,269)

Net Loss Per Share - Basic and Diluted					$(0.10)

Weighted Average Number of Common Shares Outstanding:
Citius Pharmaceuticals, Inc. - Historical					31,835,440
Shares issued to stockholders of Leonard-Meron Biosciences, Inc.					29,136,821

Pro Forma basic and diluted					60,972,261

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CITIUS PHARMACEUTICALS, INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS FOR SIX MONTHS ENDED MARCH 31, 2016 (Unaudited)

	Citius Pharmaceuticals, Inc.	Leonard-Meron Biosciences, Inc.	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations

Revenues	$-	$-	$-		$-

Operating Expenses
Research and development	628,856	503,527	-		1,132,383
General and administrative	1,050,518	777,776	-		1,828,294
Stock-based compensation - general and administrative	236,913	81,616	-		318,529

Total Operating Expenses	1,916,287	1,362,919	-		3,279,206

Operating Loss	(1,916,287)	(1,362,919)	-		(3,279,206)

Other Income (Expense), Net
Interest income	18	-	-		18
Interest expense	-	(1,306,937)	1,303,906	(A)	(3,031)
Gain (loss) on revaluation of derivative warrant liability	(173,906)	(142,224)	142,224	(B)	(173,906)
Change in fair value of embedded derivatives	-	(186,350)	186,350	(C)	-
Gain on foreign exchange	-	14,156	(14,156)	(D)	-
Gain on debt extinguishment	-	2,721	(2,721)	(E)	-

Total Other Income (Expenses), Net	(173,888)	(1,618,634)	1,615,603		(176,919)

Loss before Income Taxes	(2,090,175)	(2,981,553)	1,615,603		(3,456,125)
Income tax benefit	-	-	-		-
Net Loss	$(2,090,175)	$(2,981,553)	$1,615,603		$(3,456,125)

Net Loss Per Share - Basic and Diluted					$(0.05)

Weighted Average Number of Common Shares Outstanding:
Citius Pharmaceuticals, Inc. - Historical					35,821,477
Shares issued to stockholders of Leonard-Meron Biosciences, Inc.					29,136,821

Pro Forma basic and diluted					64,958,298

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NOTES TO THE UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

On March 30, 2016, Citius Pharmaceuticals, Inc. ("Company") acquired all of the outstanding stock of Leonard-Meron Biosciences, Inc. ("LMB") by issuing 29,136,821 shares of its common stock. As of March 30, 2016, the stockholders of LMB received 41% of the issued and outstanding common stock of the Company. In addition, the Company converted the outstanding common stock warrants of LMB into 3,645,297 common stock warrants of the Company and converted the outstanding common stock options of LMB into 1,158,758 common stock options of the Company. All of the outstanding convertible notes payable previously issued by LMB were converted into shares of LMB common stock immediately prior to the closing of the acquisition.

(A)	To reverse LMB's interest expense on LMB's outstanding convertible notes payable that were converted into shares of LMB common stock immediately prior to the closing of the acquisition.

(B)	To eliminate LMB's gain (loss) on revaluation of derivative warrant liability as the down-round protections on certain LMB warrants were cancelled in connection with the closing of the acquisition.

(C)

To eliminate LMB's gain (loss) on the change in fair value of embedded derivatives as the down-round protections on all LMB convertible notes payable were eliminated in connection with their conversion to LMB common stock immediately prior to the closing of the acquisition.

(D)	To eliminate LMB's gain on foreign exchange on LMB's outstanding convertible notes payable that were converted into shares of LMB common stock immediately prior to the closing of the acquisition.

(E)	To eliminate LMB's gain on debt extinguishment on LMB's outstanding convertible notes payable that were converted into shares of LMB common stock immediately prior to the closing of the acquisition.

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